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                                                                     EXHIBIT 4.2


                                 CERTIFICATE OF
                     DESIGNATIONS OF RIGHTS AND PREFERENCES
           OF THE SERIES C 10% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                               AJAY SPORTS, INC.
                                   ----------

                         PURSUANT TO SECTION 151 OF THE
                         ------------------------------
                        DELAWARE GENERAL CORPORATION LAW
                                   ----------


     Ajay Sports, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company at a meeting duly held on __________, 1995:

     RESOLVED, that the Board of Directors, pursuant to the authority vested in it by the provisions of the Company's Certificate of Incorporation, hereby establishes a series of preferred stock, consisting of 700,000 shares, which shall be designated as the "Series C 10% Cumulative Convertible Preferred Stock", and shall have the powers, preferences, rights, qualifications, limitations and restrictions as set forth in Exhibit A attached hereto.

     IN WITNESS WHEREOF, the undersigned hereby acknowledges under penalty of perjury that the execution of this instrument is the undersigned's act and deed, that the undersigned is an authorized officer of the Company, that the undersigned has read this Designation of Rights and Preferences and all attachments thereto and knows the contents thereof and the facts stated therein are true.

                                          AJAY SPORTS, INC.




DATE:_________________________            By:__________________________________
                                          Robert R. Hebard, Corporate Secretary

ATTEST:


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Thomas W. Itin, President
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                                   EXHIBIT A

        DESIGNATIONS OF PREFERENCES AND RELATIVE RIGHTS OF THE SERIES C 10% CUMULATIVE CONVERTIBLE PREFERRED STOCK OF AJAY SPORTS, INC.

RESOLVED, that 700,000 shares of the Company's $.01 par value Preferred Stock are hereby designated as shares of Series C 10% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"), for issuance in accordance with such actions of the Board of Directors as may be required under Delaware law, with the following rights and preferences:

DIVIDENDS. The holders of Series C Preferred Stock will be entitled to receive, out of assets legally available for such purpose, in equal preference and priority to the obligations to pay dividends on the Series B Preferred Stock, but before any distributions shall be declared, paid, or set aside, or any other distribution shall be declared or made, upon any other shares of capital stock of the Company, distributions in cash at the rate of 10% per annum on the stated value of $10.00 per share, or $1.00 per share per annum. Such dividend shall be paid on or before the 30th day after the last day of the fiscal quarter with respect to which such distribution shall be payable commencing July 1, 1995, such dividends to accrue from the date of first issuance. If any distributions payable on any share of Series C Preferred Stock shall not be paid for any reason, the right of the holders of such shares of Series C Preferred Stock to receive payment of such distribution shall not lapse or terminate, but each such unpaid distribution (the "Unpaid Dividends") shall accumulate and shall be paid without interest to such holders, when and as authorized by the Board of Directors of the Company. To the extent that the Company does not have a sufficient amount of cash to pay any dividends declared on both the Series B and Series C Preferred Stock, the Series C Preferred Stock shall have priority as to payment in cash and dividends may be paid to holders of the Series B Preferred Stock in additional shares of Series B Preferred Stock, based on the stated value of $100.00 per share. Holders of shares of Series C Preferred Stock are not entitled to any dividend, whether payable in cash, property, or stock, in excess of full cumulative dividends. No distribution shall be declared, ordered, or made upon any other class of stock of the Company, nor shall any sums be set aside for or applied to the purchase or redemption of any shares of any other class of stock of the Company, unless and until all Unpaid Dividends payable upon each issued and outstanding share of Series C Preferred Stock shall have been fully paid or a distribution shall have been declared and a sum sufficient for full payment of the Unpaid Dividends set apart therefor.

LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary of involuntary, any holder of the Series C Preferred Stock shall, for each share of Series C Preferred Stock, be entitled to receive a distribution of $10.00 plus any accrued and unpaid dividends out of the assets of the Company, on an equal preference basis to the Series B Preferred Stock, except that such Series B Preferred Stock is entitled to a distribution of $100.00 per share, but prior to any

                              Exhibit A - Page 1
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distribution of assets with respect to any other shares of capital stock of the
Company other than the Series B Preferred Stock, as a result of such liquidation, distribution or winding up of the Company.

CONVERSION.  At any time at the option of the holder, each share of Series C
Preferred Stock shall be convertible into     shares of Common Stock.  The
holders of Series C Preferred Stock who desire to convert shares of Series C Preferred Stock to shares of Common Stock shall give the Company 30 days prior written notice of their intention to convert, which notice shall specify that all or a part of the shares of Series C Preferred Stock held by such holder shall be converted to shares of Common Stock and the date upon which such conversion shall be effective.

Should the price of the Company's Common Stock reach or exceed a closing high
bid price of $     for ten (10) consecutive business days (the "Mandatory
Conversion Event"), each share of the Series C Preferred Stock shall
automatically convert to     shares of Common Stock of the Company.  The
effective date of such automatic conversion shall be the day following the Mandatory Conversion Event for the purpose of determining dividends payable and other rights and preferences. Upon the occurrence of the Mandatory Conversion Event, and the subsequent automatic conversion, all dividends accruing as of the Mandatory Conversion Event shall become payable within 30 days of such date, and additional dividends shall not accrue nor require payment subsequent to such date.

In the event of a stock dividend or stock split with respect to the Company's outstanding shares of Common Stock, the number of shares into which each share of Series C Preferred Stock shall be convertible shall be proportionately adjusted.

OPTIONAL REDEMPTION. The Company shall have the right and option upon notice to the holders of the Series C Preferred Stock to call, redeem and acquire any or all of the shares of Series C Preferred Stock at a price equal to $11.00 per share, plus any accrued and unpaid dividends, at any time to the extent such shares have not been previously converted to Common Stock pursuant to the terms described above; provided, however, that the holders of the Series C Preferred Stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption (the "Redemption Date"), to convert their shares of Series C Preferred Stock in accordance with the terms described above. If the shares are converted during such 30-day period, this call option shall be deemed not to have been exercised by the Company with respect to such shares so converted. Said Notice of Redemption shall require the holders to surrender to the Company, on or before the Redemption Date, to the Company's transfer agent, the certificates representing the shares of Series C Preferred Stock to be redeemed. Notwithstanding the fact the certificates representing the shares called for redemption have not been surrendered for redemption and cancellation on or after the Redemption Date, such shares shall be deemed to be expired and all rights of the holders thereof shall cease and terminate.

                              Exhibit A - Page 2
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VOTING RIGHTS.  The holders of the Series C Preferred Stock shall have no voting rights except to the extent required by the Delaware General Corporation Law.

PREEMPTIVE RIGHTS. The Series C Preferred Stock shall be entitled to no preemptive rights.

RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed to prepare, execute and file an appropriate Certificate of Designation of Rights and Preferences of Series C Preferred Stock with the Delaware Secretary of State as soon as is practicable; and

RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed to prepare, execute and issue certificates representing such shares of Series C Preferred Stock at such time as the Company has received the consideration therefor, such shares to be issued as registered securities as defined in the Securities Act of 1933, as amended.


                              Exhibit A - Page 3